Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of China Power Equipment, Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)  The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2009

/s/ Yongxing Song
Yongxing Song Chief Executive Officer (principal executive officer)

/s/ Elaine Lanfeng Zhao
Elaine Lanfeng Zhao Chief Financial Officer (principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to China Power Equipment, Inc. and will be retained by China Power Equipment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.